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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
VASCO Data Security International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-62829) and on Form S-3 (333-46256) of VASCO Data Security International, Inc. and subsidiaries of our reports dated March 15, 2006 with respect to the consolidated balance sheets of VASCO Data Security International, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are included in the December 31, 2005 Annual Report on Form 10-K of VASCO Data Security International, Inc.


/s/ KPMG LLP

Chicago, Illinois
March 15, 2006